UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

                Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):

July 22, 2008

Commission file number: 033-74194-01

REMINGTON ARMS COMPANY, INC.

(Exact name of registrant as specified in its charter)

Delaware	51-0350935
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

870 Remington Drive

P.O. Box 700

Madison, North Carolina 27025-0700

(Address of principal executive offices)

(Zip Code)

(336) 548-8700

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

This Form 8-K/A has 3 pages.

This Current Report on Form 8-K/A amends the Current Report on Form 8-K (the “Original Report”) filed by Remington Arms Company, Inc. on July 28, 2008 to change the effective employment termination date for Mark A. Little from July 31, 2008 to August 15, 2008. No other change has been made to the Original Report.

ITEM 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b)	Departure of Named Executive Officer

On July 22, 2008, Mark A. Little, Chief Administrative Officer of Remington Arms Company, Inc. (“Remington”), announced his intention to terminate his employment with Remington, effective August 15, 2008. For purposes of that certain Employment Agreement dated as of May 31, 2007 between Mr. Little and Remington, Mr. Little’s termination will be treated as a “termination without cause” by Remington.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

REMINGTON ARMS COMPANY, INC.

/s/ Stephen P. Jackson, Jr.

Stephen P. Jackson, Jr.
Chief Financial Officer, Secretary and Treasurer
(Principal Financial Officer)

September 16, 2008